Exhibit 10.19

MANUFACTURING SERVICES AGREEMENT

This Manufacturing Services Agreement (the “Agreement”) is made as of November 15, 2021, (the “Effective Date”) by and among Lonza Rockland, Inc., a Delaware corporation having offices at 191 Thomaston Street, Rockland, ME 04841 (“Lonza”), and Codiak BioSciences, Inc., a Delaware corporation having offices at 35 Cambridgepark Dr Suite 500, Cambridge, MA 02140 (“Codiak”) (each of Lonza and Codiak, a “Party” and, collectively, the “Parties”).

RECITALS

A.
Lonza and Codiak have entered into an asset purchase agreement (the “Asset Purchase Agreement”) whereby Lonza acquired from Codiak an exosomes manufacturing facility located at 4 Hartwell Place, Lexington, Massachusetts 02421, where Lonza will continue to manufacture exosome products (the “Facility”).

B. Codiak desires to have Lonza produce certain Exosome Products intended for therapeutic use in humans, and Lonza desires to produce such products.

C. Codiak desires to have Lonza conduct work for each Exosome Product according to individual Statement of Work, as further defined below.

D. Codiak and Lonza have entered into a License and Collaboration Agreement concurrently herewith (“License and Collaboration Agreement”), pursuant to which the Parties will establish a center of excellence to further develop and improve manufacturing technology relating to exosomes in accordance with the terms therein (the “Center of Excellence”).

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants hereinafter set forth, Lonza and Codiak, intending to be legally bound, hereby agree as follows:

AGREEMENT

1.
Definitions

When used in this Agreement, capitalized terms will have the meanings as defined below and throughout the Agreement. Unless the context indicates otherwise, the singular will include the plural and the plural will include the singular.

1.1.
“AAA” shall have the meaning set forth in Section 17.12.3.
1.2.
“Acceptance Period” shall have the meaning set forth in Section 5.2.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.3.
“Acquired Assets” shall have the meaning set forth in the Asset Purchase Agreement.
1.4.
“Additional Manufacturing Services” shall have the meaning set forth in Section 9.3.
1.5.
“Affiliate” means, with respect to either Party, any other corporation or business entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Party. For purposes of this definition, the term “control” and, with correlative meanings, the terms “controlled by” and “under common control with” means direct or indirect ownership of more than fifty percent (50%) of the securities or other ownership interests representing the equity voting stock or general partnership or membership interest of such entity or the power to direct or cause the direction of the management or policies of such entity, whether through the ownership of voting securities, by contract, or otherwise.
1.6.
“Background Intellectual Property” means any Intellectual Property either (i) Controlled by a Party prior to the Effective Date or (ii) becomes Controlled by a Party independently from performance under this Agreement during the Term.
1.7.
“Batch” means a specific quantity of Product that is intended to have uniform character and quality, within specified limits, and is produced according to a single manufacturing order during the same cycle of manufacture.
1.8.
“Batch Record” means the production record pertaining to a Batch.
1.9.
“Center of Excellence” shall have the meaning set forth in the Recitals.
1.10.
“cGMP” or “GMP” means the applicable regulatory requirements, as amended from time to time, for current good manufacturing practices, including those promulgated by (i) the FDA under the United States Federal Food, Drug and Cosmetic Act, 21 C.F.R. § 210 et seq., or (b) the European Medicines Agency or under the European Union guide to good manufacturing practice for medicinal products.
1.11.
“cGMP Batch” means any Batch which is required under a Statement of Work to be manufactured in accordance with cGMP.
1.12.
“Change Order” shall have the meaning set forth in Section 2.2.
1.13.
“Codiak Development Materials” shall have the meaning set forth in Section 2.3.
1.14.
“Codiak Inventions” means any know-how or inventions, included in the Codiak New IP.
1.15.
“Codiak Materials” means the Codiak Development Materials and the Codiak Production Materials.
1.16.
“Codiak New IP” shall have the meaning set forth in Section 11.1.2.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.17.
“Codiak Personnel” shall have the meaning set forth in Section 4.9.1.
1.18.
“Codiak Production Materials” shall have the meaning set forth in Section 4.1.
1.19.
“Commencement Date” means the date set forth in the Statement of Work for the commencement of Services, including the production of the Product.
1.20.
“Confidential Information” shall have the meaning set forth in Section 10.1.
1.1.
“Control” means, with respect to any Intellectual Property, the possession (whether by ownership or license, but other than pursuant to this Agreement) by a Party or its Affiliates of the ability to grant to the other Party a license, sublicense or access as provided herein to such item, without violating the terms of any agreement or other arrangement with any Third Party or creating a payment obligation upon such, in existence as of the time such Party or its Affiliates would first be required hereunder to grant the other Party such license or access.
1.2.
“Defective Product” shall have the meaning set forth in Section 5.2.1.
1.3.
“Disapproval Notice” shall have the meaning set forth in Section 5.2.
1.4.
“Drug Product (DP)” means the final dosage form which contains a Product formulated with other active or inactive ingredients.
1.5.
“Drug Substance (DS)” means any Product manufactured pursuant to a Statement of Work that has not yet been packaged into final dosage form.
1.6.
“Engineering Batch” means a Batch or a portion thereof that is intended to demonstrate the transfer of the Process to the Facility. For clarity, an Engineering Batch is not a COE Batch.
1.7.
“Exosome” or “Exosome Product” means extracellular vesicles or any product containing extracellular vesicles as its mechanism for delivery into cells, in each case, that is owned or controlled by Codiak and manufactured using the [***] under the applicable Statement of work herein.
1.8.
“Failed Batch” shall have the meaning set forth in Section 5.4.2.
1.9.
“FDA” means the U.S. Food and Drug Administration, and any successor agency thereof.
1.10.
“First Product Approval” first FDA approval of a Biologics License Application for any Exosome Product.
1.11.
“First Statement of Work” shall have the meaning set forth in the definition of Statement of Work.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.12.
“Initiation” means, with respect to clinical trial, dosing of the first patient in such clinical trial.
1.13.
“Insolvency” shall have the meaning set forth in Section 14.4.
1.14.
“Intellectual Property” means all worldwide patents, copyrights, trade secrets, know-how and all other intellectual property rights, including all applications and registrations with respect thereto, but excluding all trademarks, trade names, service marks, logos and other corporate identifiers.
1.15.
“Large Scale Process Development (LSPD)” means the addition of new technology or major improvements to Processes already transferred or to be transferred under applicable Statement of Work, including establishment of operating parameters.
1.16.
“Latent Defect Notice” shall have the meaning set forth in Section 5.2.3.
1.17.
“Laws” means all laws, statutes, enactments, acts of legislature, rules, regulations, orders, judgments, guidelines, policies, directions, directives, or ordinances having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision of any jurisdiction which are applicable to any of the Parties or their respective Affiliates in carrying out activities hereunder or to which any of the Parties or their respective Affiliates in carrying out the activities hereunder is subject, as such may be amended from time to time, together with any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions, and modifications thereto).
1.18.
“Lonza Inventions” means any know-how or inventions included in the Lonza New IP.
1.19.
“Lonza New IP” shall have the meaning set forth in Section 11.1.3.
1.20.
“Lonza Operating Documents” means the corporate standards, batch records, standard operating procedures, electronic programs and files, raw material specifications, protocols, validation documentation, and supporting documentation used by Lonza, such as environmental monitoring, for operation and maintenance of the Facility and Lonza equipment used in the process of producing the Product, excluding any of the foregoing that are specific to the manufacture of Product.
1.21.
“Lonza Parties” shall have the meaning set forth in Section 15.2.
1.22.
“Manufacturing Time” shall have the meaning set forth in Section 9.1.
1.23.
“Materials” means all raw materials and supplies to be used in the production of a Product.
1.24.
“Minimum Commitment” shall have the meaning set forth in Section 9.4.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.25.
“Phase II Study” means a clinical study of a drug product in humans, the principal purpose of which is a determination of safety and efficacy in the target patient population, which is prospectively designed to generate sufficient data that may permit commencement of a Pivotal Trial, or a similar clinical study prescribed by the relevant regulatory authority from time to time, pursuant to applicable law or otherwise, including the trials referred to in 21 C.F.R. § 312.21(b), as amended.
1.26.
“Pivotal Trial” means a clinical study of a drug product in humans that is intended to provide the basis for regulatory approval of such drug product.
1.27.
“Prepaid Manufacturing Time” shall have the meaning set forth in Section 9.1.
1.28.
“Process” means the manufacturing process for a Product. For clarity, Process does not include the process development under the Center of Excellent.
1.29.
“Product” means any product, either in the form of DS or DP, to be manufactured in accordance with a Statement of Work.
1.30.
“Product Warranties” shall have those warranties as specifically stated in Section 5.1.
1.31.
“Production Rerun” shall have the meaning set forth in Section 5.4.1.
1.32.
“Project Documentation” means, with respect to each Product, the compilation of documentation generated by Lonza in preparation of and during the performance of a given SOW for such Product, including executed Batch Records, component records, test records and test record forms, certificates of analysis, study protocols, study summary reports, deviation reports, laboratory investigations, environment excursions, formulation records, and other related documents.
1.33.
“Quality Agreement” shall have the meaning set forth in Section 2.7.
1.34.
“Regulatory Approval” means the approval by the FDA, EMA or other duly authorized health authority to market and sell the Product in the respective markets.
1.35.
“Rejection Notice” shall have the meaning set forth in Section 5.2.2.
1.36.
“Requalification” means the process of qualifying the quality processes of the Facility and the quality of all assets and equipment therein in connection with manufacture of the Product, and ensuring the same are qualified pursuant to cGMP, including performance of the APS to qualify an aseptic process, as per the standards mutually agreed by the Parties or required by the regulatory authorities or under applicable Laws.
1.37.
“Review Period” shall have the meaning set forth in Section 5.2.1.
1.38.
“Services” means the activities to be performed by Lonza under a Statement of Work.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.39.
“Services Data” means any and all data obtained by Lonza or any Affiliate, permitted contractor of Lonza in the course of Lonza’s or such other entities’ performing Services hereunder.
1.40.
“SOP” means a standard operating procedure.
1.41.
“Specifications” means the Product specifications set forth in the applicable Statement of Work, or as otherwise modified and mutually agreed by the Parties, in writing, in connection with the production of a particular cGMP Batch of Product hereunder.
1.42.
“Standard Price” shall have the meaning set forth in Section 9.3.
1.43.
“Statement of Work” or “SOW” means a plan to perform a Process or develop Product that is attached hereto as Appendix A or later becomes attached through an amendment by the Parties. The first Statement of Work, which is attached hereto, is numbered Appendix A-1 and is hereby incorporated and made a part of this Agreement (the “First Statement of Work”). It is contemplated that each separate project shall have its own Statement of Work. As each subsequent Statement of Work is agreed to by the Parties, each shall state that it is to be incorporated and made a part of this Agreement and shall be consecutively numbered as A-2, A-3, etc.
1.44.
“Technology Transfer” means the transfer of documentation, specifications, and production process by Codiak to Lonza for the development of the Project Documentation and the manufacture of the Product.
1.45.
“Third Party” means any party other than Lonza, Codiak or their respective Affiliates.
2.
Statements of Work - Process and Product Development
2.1
Statement of Work. Prior to performing any Process or developing any Product, Technology Transfer, or Process or Product manufacture, the Parties will collaborate to develop a Statement of Work, describing the activities to be performed by the Parties, or, subject to the terms of the applicable SOW or Codiak’s prior written consent (not to be unreasonably withheld, conditioned or delayed), to be subcontracted by Lonza to Third Parties. In the event of a conflict between the terms and conditions of this Agreement and any Statement of Work, the terms and conditions of this Agreement shall control, unless the Parties specifically agree in a Statement of Work that certain terms contained therein shall supersede specific provisions of this Agreement.
2.2
Modification of Statement of Work. Should Codiak want to change a Statement of Work or to include additional services to be provided by Lonza, Codiak may propose to Lonza an amendment to the Statement of Work with the desired changes or additional services (“Change Order”). Lonza shall consider Codiak’s request in good faith and use commercially reasonable efforts to accommodate such Change Order, provided that if a Change Order is a result of any changes required by applicable Laws or regulatory authority, Lonza shall use commercially reasonable efforts to accommodate.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Subject to the preceding sentence, upon Codiak’s submission of its request for a Change Oder, Lonza will prepare a modified version of the Statement of Work reflecting such Change Order (including any changes to the estimated timing, estimated charges or scope of a project) and will submit such modified version of the Statement of Work to Codiak for review and comment. The modified Statement of Work shall be binding on the Parties only if it is signed by both Parties. Whereafter such modified version of the Statement of Work will be deemed to have replaced the prior version of the Statement of Work. Notwithstanding the foregoing, if a modified version of the Statement of Work is not agreed to by both Parties, the existing Statement of Work shall remain in effect.
2.3
Codiak Support. Within the time period specified in a Statement of Work, Codiak will provide Lonza with, to the extent specified in such Statement of Work, (a) the materials for which Codiak is responsible for delivering to Lonza, and any handling instructions, protocols, SOPs (if applicable) and other documentation necessary to maintain the properties of such materials for the performance of the Statement of Work, and (b) any protocols and other information and documentation in possession or control of Codiak and necessary for the performance of the Statement of Work, and for the preparation of the Project Documentation in conformance with cGMP, which may include process information, SOPs (if applicable), development data and reports, quality control assays, raw material specifications (including vendor, grade and sampling/testing requirements), product and sample packing and shipping instructions, and product specific cleaning and decontamination information (collectively, the “Codiak Development Materials”). Lonza shall not be responsible for any delay in its performance in accordance with the timeline set forth in a Statement of Work, to the extent that such delay is a result of Codiak’s delay in providing Codiak Development Materials. Further, Codiak shall be responsible for any documented non-cancellable costs incurred by Lonza arising from such delay in providing Codiak Development Materials that Lonza cannot reasonably reallocate or repurpose. In addition to Codiak Development Materials, upon reasonable request by Lonza, Codiak will provide the necessary consultation and subject matter expert support to ensure successful transfer and implementation of Codiak’s platform/process at the Facility up and until the successful completion of the first GMP run. This may also include process observation by Lonza at Codiak’s development facilities.
2.4
Performance by Lonza; Deliverables. Subject to the provision by Codiak of the Codiak Development Materials pursuant to Section 2.3, Lonza will use commercially reasonable efforts to perform, directly or, subject to the terms of the Statement of Work or approval by Codiak (such approval not to be unreasonably withheld, conditioned or delayed), through a Third Party contractor, the work described in a Statement of Work in a professional and workmanlike manner in accordance with the terms of this Agreement, and within the timeline specified in the Statement of Work. Lonza will promptly notify Codiak of any material delays that arise during the performance of the Statement of Work, and shall confer with Codiak in good faith and use commercially reasonable efforts to remedy such delay. Lonza will work in good faith with Client and use commercially reasonable efforts to remedy the cause of such suspension or delay and restart manufacturing as soon as reasonably possible. [***].

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.1
Engineering Batches. Lonza shall manufacture Engineering Batches in accordance with the Statement of Work. Codiak shall have the right to make whatever further use of the non-cGMP Engineering Batches as it shall determine, provided that Codiak pays for such Batches, such use is not for human use and does not violate any applicable Laws. Lonza makes no warranty that Engineering Batches will meet cGMP or the Specifications. Regardless of whether any Engineering Batch meets cGMP or the Specifications, Codiak shall pay to Lonza the price (if any) for such Engineering Batch (which may also include the cost of any materials and any materials handling fee associated with such Engineering Batches) as agreed by the Parties under the applicable Statement of Work.
1.2
cGMP Batches. Lonza will, in accordance with the terms of this Agreement and Quality Agreement, manufacture at the Facility and release to Codiak, cGMP Batches that comply with the Process, cGMP and the Specifications, together with a certificate of analysis; provided, however, that, unless otherwise agreed to by the Parties, cGMP manufacture shall not commence until at least one (1) successful Engineering Batch has been manufactured in compliance with cGMP and Specifications. Prior to commencement of cGMP manufacturing, Lonza shall review the process assumptions, and shall afford Codiak the opportunity to review the same. In the event that there is a material difference in the process assumptions as compared with the process results demonstrated during the manufacture of Engineering Batches, the Parties shall meet to discuss in good faith a revision to the Batch price to reflect such difference.
1.3
Quality Agreement. The Parties will negotiate and mutually agree upon the terms of a quality agreement with respect to the Product to be manufactured under a SOW (the “Quality Agreement”). In the event of a conflict between any of the provisions of this Agreement, and the Quality Agreement, (a) the terms of the Quality Agreement shall control for any matter that primarily relates to quality control or quality assurance, and (b) for any other matter not covered by the preceding clause (a), the terms of this Agreement shall control.
1.4
Affiliates. An Affiliate of Party may execute a Statement of Work with the other Party pursuant to this Agreement and, where applicable, submit invoices to the other Party under such Statement of Work, provided that, an Affiliate of Codiak that generates more than [***] of its global revenues from the performance of contract manufacturing activities, shall not have the right to do so without Lonza’s prior written consent. If an Affiliate of Codiak generates revenues from contract manufacturing activities, and such revenues are less than [***] of its global revenues, then such Affiliate shall agree to segregate the activities hereunder from its regular contract manufacturing business and not use any Lonza Confidential Information in its contract manufacturing business. In such circumstances, all references in this Agreement to such Party shall be deemed to be to the applicable Affiliate of such Party with respect to that particular Statement of Work or the relevant portions of a Statement of Work under which such Affiliate will be performing specified Services, and such Affiliate shall be entitled to enforce this Agreement with respect to such Statement of Work, or the relevant portions of such Statement of Work, in

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

its own name as an intended third party beneficiary. A Party shall remain responsible for the performance of its Affiliate as if such obligations were performed such Party, and the other Party may enforce its rights under this Agreement against the first Party or its Affiliate with respect to any activities performed by such Affiliate hereunder.
3.
Technology Transfers

3.1 Based on the information provided by Codiak, including process definition or changes developed by Lonza pursuant to any applicable Statement of Work, Lonza will prepare the Project Documentation for the Process in accordance with the respective Statement of Work. Codiak will inform Lonza of any specific requirements Codiak may have relating to the Project Documentation, including any information or procedures Codiak wishes to have incorporated therein. If Lonza intends to include in the Project Documentation the use of any assay, medium, or other technology that is not commercially available, Lonza will inform Codiak of such intention and the Parties will meet to discuss and attempt to agree in good faith on the terms of use of such non-commercially available materials or technology in the Process. The applicable Project Documentation, as set forth in the SOW, shall be completed and delivered by Lonza at completion of a Batch.

3.2 Codiak will cooperate with Lonza to assist Lonza to develop the Project Documentation and Process, including, to the extent in Codiak’s control or possession, by providing Lonza with additional information and procedures as may be reasonably required to create the Project Documentation, Process, which may include the following: (i) manufacturing process information, SOPs, development reports, (ii) quality control assays, (iii) raw material specifications (including vendor, grade and sampling/testing requirements), (iv) Product and sample packing and shipping instructions, (v) Product specific cleaning and decontamination information.

3.3 Lonza will deliver a draft version of the applicable portions of the Project Documentation to Codiak for its review and approval in accordance with the schedule set forth in the Statement of Work. Codiak will notify Lonza in writing of any objections or comments it has to the draft Project Documentation, and upon such notification, representatives of Lonza and Codiak will meet promptly to resolve such objections ~~and/~~or comments. Upon Codiak’s written acceptance of the draft Project Documentation, or in the event that Codiak does not submit a written notice setting forth Codiak’s objections or comments to the draft Project Documentation within [***] following receipt of such draft by Codiak, such draft will be deemed approved by Codiak.

3.4 The Process, Project Documentation, Specifications, Codiak Materials, and any improvements or modifications thereto developed during the term of this Agreement, but excluding any Lonza Operating Documents (to the extent that Lonza Operating Document does not include Codiak Confidential Information), Lonza Inventions or Lonza Confidential Information included in any of the foregoing, will be deemed Codiak Confidential Information and subject to the provisions set forth in Article 10. Codiak shall

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

be permitted to use the Process or the Project Documentation for purposes of manufacture and commercialization of the Product, including applying for regulatory approvals of the Product; provided, however, that if the Process or the Project Documentation incorporates or contains any Lonza Intellectual Property or Lonza Confidential Information, prior to any disclosure of such Lonza Intellectual Property or Lonza Confidential Information to, or use by, a Third Party manufacturer, Codiak shall obtain Lonza’s written consent to such disclosure, not to be unreasonably withheld, conditioned or delayed.

4.
Manufacture Of Product; Order Process; Deliveries
4.1
Codiak Materials. Within any time period agreed to in any applicable Statement of Work, Codiak will provide Lonza with the materials listed in the Statement of Work required to be supplied by Codiak for the production of the Product, and any handling instructions, protocols, SOPs and other documentation necessary to maintain the properties of such materials for the performance of the Statement of Work (collectively, the “Codiak Production Materials”).
4.2
Commencement Date. The Statement of Work will include a Commencement Date agreed upon by the Parties.
4.3
Manufacture by Lonza. Lonza will use commercially reasonable efforts to manufacture, package, ship, handle quality assurance and quality control for the Product, all as set forth in the Statement of Work, and to deliver to Codiak the Product requested by Codiak in the Statement of Work, all in accordance with the terms set forth in Section 4.6 below.
4.4
Cancellation of a Statement of Work. Each Statement of Work may provide for termination or cancellation fees for such Statement of Work if Codiak cancels prior to the Commencement Date for such Statement of Work for convenience (the “Cancellation Fee”); provided, however, that, if such Statement of Work does not provide for a Cancellation Fee, in the event that Codiak cancels a Firm Order, or portion thereof, Codiak agrees to pay a Cancellation Fee as follows:
1.1.1
For any period prior to December 31, 2022:
(a)
in the event that Codiak provides written notice of cancellation to Lonza less than or equal to [***] prior to the Commencement Date, then [***] of the Statement of Work (which has not otherwise been paid and which cannot be repurposed or reallocated to another customer) is payable;
(b)
in the event that Codiak provides written notice of cancellation to Lonza greater than [***] but less than [***] prior to the Commencement Date, then [***] of the Statement of Work (which has not otherwise been paid and which cannot be repurposed or reallocated to another customer) is payable;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)
in the event Codiak provides written notice of cancellation to Lonza greater than [***] prior to the Commencement Date, then no Cancellation Fee is payable.
1.1.2
For any period after December 31, 2022:
(d)
in the event that Codiak provides written notice of cancellation to Lonza less than or equal to [***] prior to the Commencement Date, then [***] of the Statement of Work (which has not otherwise been paid and which cannot be repurposed or reallocated to another customer) is payable;
(e)
in the event that Codiak provides written notice of cancellation to Lonza greater than [***], but less than [***] prior to the Commencement Date, [***] of the Statement of Work (which has not otherwise been paid and which cannot be repurposed or reallocated to another customer) is payable;
(f)
in the event Codiak provides written notice of cancellation to Lonza greater than [***] prior to the Commencement Date, then no Cancellation Fee is payable.

For purposes of this Section 4.4, Lonza will use commercially reasonable efforts to repurpose or reallocate to another customer to mitigate such Cancellation Fee payable by Codiak.

4.5
Payment of Cancellation Fee and Costs. Costs associated with any cancellations, plus any applicable Cancellation Fee, shall be invoiced by Lonza following the written notice of cancellation associated with a Statement of Work, and Codiak shall pay such invoice within [***] following its receipt.
4.6
Packaging and Shipping. Lonza will package and label the Product for shipment in accordance with the Project Documentation and Lonza’s standard practices in effect at the time of performance by Lonza. Lonza will ship the Product Ex Works (incoterms 2020) to a common carrier designated by Codiak to Lonza in writing not less than [***] prior to the applicable delivery date unless otherwise agreed to in a Statement of Work. Codiak will provide to Lonza its account number with the selected carrier and will pay for all shipping costs in connection with each shipment of Product. Each shipment will be accompanied by the documentation listed in the Statement of Work. Risk and title in the Product will pass upon delivery to the carrier. Lonza will use commercially reasonable efforts to deliver each shipment of Product to Codiak on the requested delivery date for such shipment. Lonza will promptly notify Codiak if Lonza reasonably believes that it will be unable to meet a delivery date, provided that in such case, Lonza shall confer with Codiak in good faith and use reasonable efforts to remedy such delay, at its own costs. Codiak shall be required to take physical possession of a Batch of Product within [***] after release of such Batch in accordance with Section 5.2.1, unless Codiak requests in

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

writing, and Lonza consents in writing, to store the material on Codiak’s behalf and at Codiak’s expense.
4.7
Genetic Alterations. Lonza is not responsible for any genetic alterations that occur during production of any Product, except for those genetic alterations that result from a negligent or intentionally wrongful act or omission of Lonza and not as a result of the predisposition of any material provided by Codiak. Unless they arise from a negligent or intentionally wrongful act or omission of Lonza, genetic alterations shall not be the basis for a breach of warranty claim by Codiak. If Lonza fails to deliver materials in accordance with the terms of this Agreement or a Statement of Work, or if materials produced pursuant to the Statement of Work fail to meet any technical specification required by the Statement of Work, and such failure is due to genetic alterations, Lonza will re-perform the specific project at issue at the earliest practicable time, for an additional fee equal to the original fee for that part of the project, provided that if such alterations arise from a negligent or intentionally wrongful act or omission of Lonza, then Lonza shall be fully responsible for the costs of remaking such materials.
4.8
Records. Lonza will maintain accurate records for the production of the Product, as required by applicable Laws and regulations. Lonza will retain possession of the Project Documentation, all Batch Records and Lonza Operating Documents, and will provide an electronic copy thereof to Codiak without charge. Additional copies may be made available to Codiak upon Codiak’s request and at Codiak’s expense. Lonza Operating Documents (to the extent not derived from or incorporated in any Codiak Confidential Information) will remain Lonza Confidential Information. Codiak will have the right to use and reference any of the foregoing in connection with a filing for Regulatory Approval of the Product or as otherwise permitted by this Agreement.
4.9
Codiak Access.
1.1.1
Except as otherwise provided in Section 8.2, Codiak Personnel may participate in the production of the Product only in such capacities as may be approved in writing in advance by Lonza, not to be unreasonably withheld, conditioned or delayed. Codiak Personnel working at the Facility are required to comply with Lonza’s Operating Documents and any other applicable Lonza facility or safety policies. For the avoidance of doubt, Codiak Personnel may not physically participate in the production or manufacture of any Product that may be used in or on humans.
1.1.2
Codiak Personnel working at the Facility will be and remain employees of Codiak, and Codiak will be solely responsible for the payment of compensation for such Codiak Personnel (including applicable Federal, state and local withholding, FICA and other payroll taxes, workers’ compensation insurance, health insurance, and other similar statutory and fringe benefits). Codiak covenants and agrees to maintain workers’ compensation benefits and employers’ liability insurance as required by applicable Federal and state laws with respect to all Codiak Personnel working at the Facility.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.1.3
Codiak will pay for the actual cost of repairing or replacing to its previous status (to the extent that Lonza determines, in good faith and its reasonable judgment, that repairs cannot be adequately effected) any property of Lonza damaged or destroyed by Codiak Personnel, provided Codiak shall not be liable for repair or replacement costs resulting from ordinary wear and tear.
1.1.4
Codiak Personnel visiting or having access to the Facility will abide by Lonza standard policies, operating procedures and the security procedures established by Lonza. Codiak will be liable for any breaches of security by Codiak Personnel. In addition, Codiak will reimburse Lonza for the cost of any lost security cards issued to Codiak Personnel, at the rate of [***] per security card. All Codiak Personnel will agree to abide by Lonza policies and SOPs established by Lonza, and will sign an appropriate confidentiality agreement.
1.1.5
Codiak will indemnify and hold harmless Lonza from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) arising out of any injuries suffered by Codiak Personnel while at the Facility or elsewhere, except to the extent caused by the negligence or willful misconduct on the part of any Lonza Party.
4.10
Disclaimers. Codiak acknowledges and agrees that Lonza Parties will not engage in any Product refinement or development of the Product, other than as expressly set forth in this Agreement and the Statement of Work. Codiak acknowledges and agrees that Lonza Parties have not participated in the invention or testing of any Product, and have not evaluated its safety or suitability for use in humans or otherwise.
5.
Product Warranties; Acceptance And Rejection Of Products
5.1
Product Warranties.
5.1.1
Prior to Requalification. Lonza makes no warranties for Product manufactured at the Facility before the Facility has been Requalified by Lonza.
5.1.2
Following Lonza’s requalification of the Facility, Lonza warrants that any Product manufactured by Lonza pursuant to this Agreement, at the time of delivery pursuant to Section 4.6: (a) conforms to the Specifications, except with respect to Engineering Batches; (b) was manufactured and labeled in accordance with the Project Documentation and the Quality Agreement; and (c) where applicable, was manufactured in accordance with applicable Law, including cGMP, except with respect to Engineering Batches (collectively, “Product Warranties”).
5.2
Approval of Completed Product.
5.2.1
When a cGMP Batch has been completed and prior to its release, Lonza will notify Codiak and supply Codiak with the required Project Documentation set forth in the SOW. Within [***] after Codiak’s receipt of such documentation regarding

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

such cGMP Batch (the “Review Period”), Codiak shall determine by review of such documentation whether or not the given cGMP Batch conforms to the Product Warranties. If Codiak asserts that the cGMP Batch does not comply with the Product Warranties (such Product, “Defective Product”), Codiak will deliver to Lonza, in accordance with the notice provisions set forth in Section 17.4 hereof, written notice of disapproval (the “Disapproval Notice”) of such cGMP Batch, stating in reasonable detail the basis for such assertion of non-compliance with the Product Warranties. If a Disapproval Notice is received by Lonza during the Review Period, then Lonza and Codiak will provide one another with all related paperwork and records (including quality control tests) relating to both the production of the cGMP Batch and the Disapproval Notice and such dispute shall be resolved in accordance with Section 5.3. If a Disapproval Notice is not received during the Review Period, the cGMP Batch will be deemed to have been released and ready for shipment to Codiak, or storage for Codiak, as applicable.
1.1.6
If the Product is released pursuant to Section 5.2.1, then, unless Codiak instructs Lonza that such Product shall be stored in accordance with Section 7.1 or an applicable SOW (in which case, this Section 5.2.2 shall apply upon delivery of such Product), such Product will be delivered to Codiak pursuant to Section 4.6. Codiak shall have [***] from the date of delivery to inspect such Product (the “Acceptance Period”). If, during the Acceptance Period, Codiak reasonably determines that the Batch delivered to Codiak contains Defective Product, then Codiak will deliver to Lonza, in accordance with the notice provisions set forth in Section 17.4 hereof, written notice of rejection (“Rejection Notice”) of such cGMP Batch, stating in reasonable detail the basis for such assertion of non-compliance with the Product Warranties. If a Rejection Notice is received by Lonza during the Acceptance Period, then Lonza and Codiak will provide one another with all related paperwork and records (including quality control tests) relating to both the production of the cGMP Batch and the Rejection Notice, and such dispute shall be resolved in accordance with Section 5.3. If a Rejection Notice is not received during the Acceptance Period, the cGMP Batch will be deemed to have been accepted by Codiak.
1.1.7
If, after acceptance of any cGMP Batch pursuant to Section 5.2.2, but in no event later than [***] after delivery of the applicable Product to Codiak, Codiak becomes aware that such cGMP Batch contains Defective Product and such Defective Product could not have been reasonably discovered by Codiak from a reasonable inspection within the Acceptance Period, then, Codiak shall provide a written notice to Lonza regarding such Defective Product (“Latent Defect Notice”), stating in reasonable detail the basis for such assertion of non-compliance with the Product Warranties. A Latent Defect Notice shall be provided by Codiak within [***] after discovery of such Defective Product. If a Latent Defect Notice is received by Lonza, then Lonza and Codiak will provide one another with all related paperwork and records (including quality control tests) relating to both the production of the cGMP Batch and the Latent Defect Notice, and such dispute shall be resolved in accordance with Section 5.3.
5.3
Dispute Resolution. Lonza and Codiak will attempt to resolve any dispute regarding the conformity of a cGMP Batch with the Product Warranties. If such dispute

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

cannot be settled within [***] of the submission by each Party of such related paperwork and records to the other Party, and if the cGMP Batch is alleged not to conform with the Product Warranties, then Codiak will submit a sample of the cGMP Batch of the disputed Product to an independent expert or independent testing laboratory of recognized repute either of which is selected by Codiak and approved by Lonza (such approval not to be unreasonably withheld, conditioned or delayed) for analysis, under quality assurance approved procedures, of the conformity of such cGMP Batch with the Product Warranties. The costs associated with such analysis by such independent expert or independent testing laboratory will be paid by the Party whose assessment of the conformity of the cGMP Batch with the Specifications was mistaken.
5.4
Remedies for Non-Conforming, Damaged, or Destroyed Product.
5.4.1
In the event that the Parties agree, or an independent testing laboratory determines, pursuant to Section 5.3, that [***], a “Lonza Responsibility”), then, at Codiak’s request, Lonza will, as soon as it is commercially practicable to do so, produce for Codiak sufficient quantities of Product to replace the non-conforming, damaged or destroyed portion of such cGMP Batch (the “Production Rerun”), in accordance with the provisions of this Agreement and at no additional cost (including costs of any raw materials) to Codiak; provided, however, Codiak shall have first paid for the original cGMP Batch. If a replacement Product cannot be provided to Codiak, then Lonza shall refund Codiak the cost of the original Batch of Product, including the costs of any raw materials and any purchase price already paid by Codiak for the original Batch of Product.
1.1.1
Without limiting Codiak’s right to terminate pursuant to Section 14.2, after Lonza has manufactured the first cGMP Batch of DS that meets Product Warranties, then for any [***] cGMP Batches of DS within [***], if over [***] of each such cGMP Batch of DS is determined to be Defective Product (in each case, such Batch is a “Failed Batch”), then, if such Defective Product is determined to be solely due to a Lonza Responsibility, (A) Section 6.1 shall no longer apply to such Product, (B) none of the subsequent Firm Orders for such Product nor the Minimum Commitment shall be binding upon Codiak or any of its Affiliates, and (C) Codiak shall have the right to procure the Product from other sources, in which case Codiak shall have the right to require Lonza to, and Lonza shall, transfer the Process and manufacture of the Product to Codiak or its designee, at Lonza’s sole cost (however, in no event shall Lonza be responsible for more than [***] of such costs.); provided further that, for purposes of the foregoing, a cGMP Batch of DS shall not be deemed to be a Failed Batch if, within [***] after such cGMP Batch of DS is determined to be a Failed Batch in accordance with Sections 5.2 and 5.3, Lonza performs a Production Rerun and the new Batch of DS manufactured by such Production Rerun is ready for release testing in accordance with the certificate of analysis. For clarity, if Lonza is not aware of the root case of a Failed Batch (either by itself or upon notification by Codiak) prior to Lonza’s manufacture of subsequent cGMP Batch(es) of DS and both the first Batch and subsequent Batch(es) are determined to be Failed Batches as a result of Lonza Responsibility, such Batches collectively will be deemed a single

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Failed Batch for purposes of this Section 5.4.2. Codiak agrees it will exercise commercially reasonable efforts to support Lonza in identifying and resolving the issues leading to the Failed Batch and in Lonza’s restart of manufacturing. Thereafter, Codiak shall provide Lonza [***] written notice of its intent to exercise its rights under this Section 5.4.2.
1.1.2
For sake of clarity, any delay caused by a disagreement of the Parties as to whether manufacturing can proceed, shall not count towards the [***] period set forth in Section 5.4.2.
1.1.3
In the event that the Parties agree, or an independent testing laboratory determines, pursuant to Section 5.3, that a cGMP Batch fails to conform to the Product Warranties (and such failure is the reason a cGMP Batch is not administered to a human), or Product or Materials are destroyed or damaged by Lonza personnel, in each case, for reasons not covered under Section 5.4.1, then Lonza shall have no liability to Codiak with respect to such cGMP Batch, Product or Material and Lonza will, at Codiak’s request, produce for Codiak a Production Rerun at Codiak’s expense. Notwithstanding anything to the contrary set forth in Section 5.4, if during the manufacture of Product pursuant to this Agreement, Product or Materials are destroyed or damaged by Lonza personnel while Lonza personnel were acting at the direction of Codiak Personnel that is not otherwise set forth in the Project Documentation or the applicable Statement of Work, then Lonza will have no liability to Codiak as the result of such destruction or damage.
1.1.4
Without limiting Lonza’s indemnification obligations under Section 15, and Codiak’s right to terminate pursuant to Section 14.2, Codiak acknowledges and agrees that its sole remedy with respect to (i) the failure of Product to conform with any of the Product Warranties and (ii) damaged or destroyed Materials or Product, is as set forth in this Section 5.4, and in furtherance thereof, Codiak hereby waives all other remedies at law or in equity regarding the foregoing claims.
6.
Exclusive Right to Manufacture; Forecast
6.1
Exclusive Right to Manufacture. Subject to Section 5.4.2 and Section 6.3, (i) during the Term, Codiak shall order one hundred percent (100%) [***] of Codiak’s aggregate production needs for any Product from Lonza and (ii) commencing [***], such aggregate production needs shall be no less than the Minimum Commitment, if applicable subject to a Hardship Event (and resulting consequences) pursuant to Section 9.4. For purposes of determining compliance with this Section, Lonza may select a Third Party auditor approved by Codiak (which approval shall not be unreasonably withheld, conditioned or delayed) to inspect Codiak’s books and records relating to supply of Exosome Products for the sole purposes of confirming Codiak’s compliance with this Section, which inspection shall not be conducted for more than [***] each year, shall not cover more than [***] prior to the date of such audit, and shall be at Lonza’s sole expense. The Parties agree to negotiate and execute an amendment to this Agreement to address the

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

commercial manufacture of Codiak’s exosomes or Exosome Products, including any adjustment or discount to the price.
6.2
Forecasts.
6.2.1
Forecast. During the Term, Codiak shall provide Lonza with a [***] written forecast, which will be updated no less frequently than every quarter on a rolling basis, of Codiak’s monthly anticipated requirements of Manufacturing Time over the next [***] from the date of the forecast, starting from June 1, 2022 or otherwise mutually agreed by the Parties.
6.2.2
Binding Forecasts. Subject to Lonza’s review and written approval of the Forecast submitted in Section 6.2.1, the first [***] of each such forecast will represent a binding commitment that Codiak intends to reserve the Manufacturing Time from Lonza during that period, irrespective of whether a Purchase Order is ever issued or confirmed. Once approved by Lonza, such Forecast shall be deemed a “Firm Order”. No Forecast shall amend any previous Firm Order.
6.2.3
Non-Binding Forecasts. The Manufacturing Time indicated for the remaining [***] of the forecast will be made to assist Lonza in planning its manufacturing schedule and Codiak in planning its business, and will be non-binding. In order to ensure optimal production planning Codiak will use its good faith efforts to reach an accuracy of [***] of the non-binding portion of any Forecast.
6.2.4
Transition to Additional Capacity. Upon Codiak’s request or in the event that a Forecast requires Lonza to manufacture for more than [***] of full capacity in a [***] period, Lonza and Codiak will discuss in good faith transitioning to additional capacity.
1.1
Shortfalls. Subject to Section 6.2.4, if Lonza is not able to provide the Manufacturing Time set forth in any Firm Order, whether due to a shortage of materials or otherwise, Lonza shall notify Codiak as soon as reasonably practicable describing in reasonable detail the nature and cause of Lonza’s inability. Lonza will use reasonable efforts to mitigate and will not allocate its manufacturing capacity in a manner that disproportionally disadvantages Codiak as compared to the needs of its own or other customers. Without limiting Codiak’s right to terminate pursuant to Section 14.2, for any [***] within [***], if Lonza fails to provide [***] of the Manufacturing Time set forth in a Firm Order and such failure is due solely to Lonza’s negligence or willful misconduct (a “Shortfall”), then (A) Section 6.1 shall no longer apply to such Shortfall, and (B) Codiak shall have the right to require Lonza to, and Lonza shall, transfer the Process and manufacture of the Shortfall to Codiak or its designee, at Lonza’s sole cost (however, in no event shall Lonza be responsible for more than [***] of such costs), provided further that, for purposes of the foregoing if, within [***] after such Shortfall, Lonza delivers additional Manufacturing Time to make up such Shortfall then the rights granted to Codiak

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

under this Section shall not be applicable. Codiak shall provide Lonza [***] written notice of its intent to exercise its rights under this Section 6.3.
7.
Storage Of Materials
7.1
Lonza will store raw materials and product on Codiak’s behalf at an external warehouse. Codiak shall bear all related costs. Lonza will test and release raw materials needed for production. Lonza will also manage the logistics of raw material delivery from warehouse to the Facility as needed.
7.2
LIMIT ON LIABILITY FOR STORAGE. BOTH PARTIES HEREBY AGREE THAT TO THE FULLEST EXTENT PERMITTED BY LAW AND EXCEPT CAUSED BY lonza’s gross negligence or intentional misconduct, Lonza’s LIABILITY TO Codiak, FOR ANY AND ALL INJURIES, CLAIMS, LOSSES, EXPENSES, OR DAMAGES, WHATSOEVER, ARISING OUT OF OR IN ANY WAY RELATED TO SECTION 7 OF THIS AGREEMENT FROM ANY CAUSE OR CAUSES, INCLUDING NEGLIGENCE, ERRORS, OMISSIONS OR STRICT LIABILITY, SHALL NOT EXCEED THE TOTAL STORAGE CHARGES PAID BY Codiak TO Lonza.
8.
Regulatory Matters
8.1
Permits and Approvals. During the term, Lonza will obtain and maintain any licenses, permits and approvals necessary for the manufacture of the Product in the Facility. Lonza will promptly notify Codiak if Lonza receives notice that any such license, permit, or approval is or may be revoked or suspended. If Lonza fails to obtain or maintain any license, permit or approval necessary for the manufacture of the Product in the Facility, Codiak shall have the right to terminate this Agreement; provided, however that Codiak shall have no right to terminate this Agreement in the event that the failure results from a change in law or regulation with which Lonza is making diligent efforts to comply; provided further that Lonza obtain or obtains the relevant license, permit or approval within the lesser of [***] (subject to any delays by the government authority without Lonza’s control) from the date of Codiak’s written request, or the grace period permitted by the applicable law or regulation.
8.2
Inspections/Quality Audit by Codiak.
1.1.8
Except as otherwise set forth in the Quality Agreement, up to [***] per year and upon not less than [***] prior written notice, Lonza will permit Codiak to inspect and audit the parts of the Facility where the manufacture of the Product is carried out in order to assess Lonza’s compliance with applicable Laws (including cGMP), Specifications, Quality Agreement and Project Documentation, and to discuss any related issues with Lonza’s management personnel. Such audit shall not last for more than [***]. Codiak Personnel engaged in such inspection will abide by the terms and conditions set forth in Sections 4.9.5 and 10.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.1.9
In addition to the foregoing, Codiak or its representatives shall have the right to perform “For Cause” audits at any time upon reasonable advance notice and during regular business hours. If a For Cause audit confirms that Lonza did not comply with its obligations under the Agreement, the audit shall not be charged by Lonza; in all other cases Lonza’s standard hourly rates apply. Notwithstanding the foregoing, a For Cause audit shall also be at no cost for Codiak if it is Codiak’s sole audit in such year. For the avoidance of doubt, any and all costs related to deviations and or modifications to the Facility requested or approved by Codiak (other than those (i) required by regulatory agencies or applicable Laws necessary to operate the Facility, or (ii) related to GMP violations or failure to meet the Product Warranties attributable to Lonza, which costs, in each case ((i) or (ii)), shall be the sole responsibility of Lonza) related to the manufacturing of Product will be charged on an hourly basis and invoiced monthly.
8.3
Inspections by Regulatory Agencies. Except as otherwise set forth in the Quality Agreement, Lonza will allow representatives of any regulatory agency to inspect the relevant parts of the Facility where the manufacture of the Product is carried out and to inspect the Project Documentation and Batch Records to verify compliance with cGMP and other practices or regulations and will promptly notify Codiak of the scheduling of any such inspection relating to the manufacture of Product. To the extent permitted by applicable Law and regulatory authorities, Lonza shall permit representatives of Codiak to be present at such regulatory inspections. Lonza will promptly send to Codiak a copy of any reports, citations, or warning letters received by Lonza in connection with an inspection of a regulatory agency to the extent such documents relate to or affect the manufacture of the Product.
9.
Financial Terms
9.1
In-Kind Payment. In partial consideration for the Acquired Assets, Lonza shall provide [***] of Manufacturing Time for cGMP Batches to Codiak at no cost to Codiak (“Prepaid Manufacturing Time”) (except for [***], for which Codiak shall be responsible). For purposes of this Agreement, “Manufacturing Time” means the duration in weeks spent in bioreactor and downstream unit operations.
9.2
The Prepaid Manufacturing Time is subject to the following conditions and assumptions:
1.1.10
Shall be provided through and until [***] and be apportioned as follows:

[***]

1.1.11
Are not transferrable (except as pursuant to Section 17.10);
1.1.12
Capacity and Batch assumptions related to the Prepaid Manufacturing Time:

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(a)
One production line can produce up to [***] Batches [***] of Manufacturing Time) in one year which includes [***] for routine maintenance shutdowns.
(b)
The [***] of Prepaid Manufacturing Time assumes the production of one Batch of DS and one Batch of DP (or two consecutive Batches of DP if requested by Codiak, provided that such consecutive Batches of DP can be completed in [***] as further provided in the applicable SOW) manufactured from such one Batch of DS. Production of the DS and DP Batches for [***] of Prepaid Manufacturing Time is based on following batch production workflow:
(i)
Up to [***] will be required for the inoculum stage from thaw to the 500L bioreactor inoculation (and, for clarity, such inoculum stage does not count towards the Manufacturing Time); and
(ii)
Up to [***] will be required for the bioreactor process and downstream stages.
(c)
each DP manufacturing following DS manufacture takes up to [***] and can be scheduled flexibly following the manufacture of each DS Batch.
(d)
If any of the above conditions or assumptions need to be modified because of regulatory or quality requirements or because of the unique nature of Codiak’s process or product, the number of weeks required per batch may change, which change shall be notified by Lonza to Codiak and subject to Codiak’s prior written approval (not to be unreasonably withheld, conditioned or delayed).
1.1.13
As part of DP manufacturing, one DP or two consecutive Batches of DP if requested by Codiak, provided that such consecutive Batches of DP can be completed in [***] as further provided in the applicable SOW fill will be performed in accordance with already qualified conditions and processes is included for each Batch manufactured within the Prepaid Manufacturing Time. Should a DP fill require additional qualification or technology transfer activities/services, such activities and services fall outside the scope of the Prepaid Manufacturing Time and will be further addressed in a separate SOW.
1.1.14
In 2022, the Facility will go through necessary modification, commissioning, qualification, technology and cGMP readiness activities before Lonza can commence manufacturing. While Lonza will use commercially reasonable efforts to complete all necessary readiness activities to be able to manufacture a DS and DP batch no later than [***], Lonza makes no warrantee that a DS and DP batch can be manufactured due to unforeseen delays, in which case, Lonza shall promptly notify Codiak in writing.
1.1.15
In 2022, prior to start of the Prepaid Manufacturing Time, Lonza will bear the labor and suite costs for one Pilot / Shakedown Run (details to be determined

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

between Lonza and Codiak) performed under non-GMP conditions and Codiak will bear [***].
1.1.16
Prepaid Manufacturing Time, including Technology Transfers, must be used in the Calendar Year assigned and as set forth above. Failure to use such services within the assigned year results in their forfeiture, provided however, in the event that Lonza is unable to provide to Codiak the Prepaid Manufacturing Time or portion thereof in the allocated Calendar Year and such inability is not due to Codiak, then Codiak can carry over such unused Prepaid Manufacturing Time to the subsequent Calendar Year.
1.1.17
Shall not include more than [***] Drug Substance Technology Transfers. The scope of such Technology Transfers shall be the same as the scope of the tech transfer described and agreed to by the Parties in SOW-A1.
1.1.18
Pilot or engineering runs that are associated with Technology Transfers count towards the [***] of Prepaid Manufacturing Time.
1.1.19
Codiak will work with Lonza to ensure successful transfer of Codiak’s platform and enable the successful execution of the first cGMP run.
1.1.20
Additional details concerning scope of such services and batch assumptions, as well as other necessary details, will be detailed in the applicable SOWs.
1.1.21
Upon Codiak’s written consent, Lonza may move [***] of the Prepaid Manufacture time from [***].
9.3
Additional Manufacturing Services. In addition to the Prepaid Manufacturing Time, Lonza will provide [***] of manufacturing services each in 2023 and 2024 discounted to [***] per week (“Additional Manufacturing Services”). In addition to the reduced fee for the Additional Manufacturing Services, Codiak shall be responsible for [***]. If Codiak needs manufacturing services in excess of the Prepaid Manufacturing Time and Additional Manufacturing Services as apportioned and described in the chart above, the additional Manufacturing Time will be priced at [***] (“Standard Price”), subject to any adjustment or discount negotiated and agreed to by the Parties. The pricing for Additional Manufacturing Services is subject to annual cost adjustments per Section 9.9. Should there be any material changes to any of the batch assumptions set forth in the applicable Statement of Work or in this Section 9, the Parties will discuss in good faith and agree on price adjustments, including a commercial supply scenario to be covered under a separate SOW or amended Agreement.
9.4
Minimum Commitment for Manufacturing.
1.1.1
During the Term, starting [***], Codiak agrees to be bound to order and purchase a minimum of [***] of Manufacturing Time each year (“Minimum Commitment”), the price of which will be [***]. Subject to the foregoing, if Codiak does not order and purchase the Minimum Commitment during a year, then within [***] of

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

invoice after the end of such year, Codiak shall be required to pay the difference between the then-current price for the Minimum Commitment and the price for the number of weeks of Manufacturing Time actually ordered and purchased during such year.
1.1.1
Hardship Clause.
(a)
Codiak shall provide prompt written notice (which shall include sufficient information and documentation so as to enable Lonza to verify the notice’s accuracy) (the “Hardship Notice”) of either: (i) the Insolvency of Codiak; or (ii) that there is no product in [***] within Codiak or its Affiliate’s pipeline (“Codiak Pipeline Product”) due to a product and/or product development discontinuation that lasts for [***] (in the event of either (i) or (ii), “Hardship Event”). For sake of clarity, (X) product and/or product development discontinuation that is a result of or occurs after a sale or transfer of a Codiak Pipeline Product to a Third Party would not be considered a Hardship Event, and (Y) product and/or product development discontinuation that is a result of or occurs due to manufacturing costs of a Codiak Pipeline Product under this Agreement would not be considered a Hardship Event, and (Z) product and/or product development discontinuation for which Codiak receives compensation or consideration. During the [***] following Lonza’s receipt of the Hardship Notice, Codiak’s Minimum Commitment obligations set forth in Section 9.4.1 will continue and Lonza shall provide the Manufacturing Time consistent with Codiak’s Firm Order. After such [***] period, Lonza may in its sole discretion, cease manufacturing (in whole or in part) so as to focus on wind down activities in connection with this Agreement but shall give commercially reasonable consideration to advancing the manufacture of the remainder of Codiak’s Firm Order, while Codiak’s Minimum Commitment obligations set forth in Section 9.4.1 shall continue. After such [***] period, both Parties shall be relieved from its obligations under the Agreement during the Hardship Event, other than those detailed in Section 14.5.3 and Codiak’s obligation set forth in Section 6.1 (Lonza’s exclusive right to manufacture). For the avoidance of doubt, the Parties agree that irrespective of a Hardship Event, Lonza shall retain its rights under the Asset Purchase Agreement, sublease and License and Collaboration Agreement.
(a)
Following a Hardship Event, Codiak’s Minimum Commitment set forth in Section 9.4.1 shall apply if: (i) [***], or (ii) [***] (each (i) or (ii), a “Re-Engagement Event”). The Parties acknowledge and recognize that there will be lead time and associated costs, to be borne by Codiak, for ramping up manufacturing, to be more fully described in an applicable SOW. Codiak’s Minimum Commitment obligations set forth in Sections 9.4.1 will commence upon completion of ramp-up activities, which shall include a successful cGMP Batch which meets Product Warranties, as to be more fully described in an applicable SOW. Codiak shall have the right to exercise this Hardship Clause [***] during the Term of this Agreement. [***].
9.5
Payments. Codiak will make payments to Lonza for any undisputed amounts and on the dates set forth in the Statement of Work or applicable purchase orders upon receipt of an invoice from Lonza. In the event that Codiak has not paid an invoice within [***] of the applicable due date or raised a good faith dispute by notice to Lonza together

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

with reasonably detailed information and documents for Lonza to evaluate such dispute. Codiak’s failure shall be considered a material breach under Section 14.2, subject to the cure provisions set forth therein. Further, in addition to all other remedies available to Lonza, in the event that Codiak has not paid any undisputed amount in an invoice within [***] of the applicable due date (as established by Section 9.2), Lonza may elect to suspend the provision of all or a portion of the services under this Agreement, provided that Codiak shall remain liable for all such undisputed amount owed pursuant to the Statement of Work during any such suspension.
9.6
Invoices and Pricing. Lonza will charge for the services in accordance with the price schedule in each individual Statement address(es) as Codiak may stipulate from time to time. Lonza will not deliver a paper invoice. Payment of invoices is due as provided in the Statement of Work (or as set forth in the applicable purchase orders). Unless otherwise provided in the Statement of Work, all pricing excludes taxes and costs relating to shipping. The price shall be invoiced to Codiak in the local currency of the location of the Facility in which the Services were performed. Lonza will invoice Codiak according to the schedule set forth in a Statement of Work. Lonza will deliver invoices electronically by email, which shall be considered to be an original invoice. Invoices should be e-mailed to [***], or to such other e-mail provided by Codiak.
9.7
Taxes. Codiak agrees that it is responsible for and will pay any sales, use or other similar taxes (the “Taxes”) resulting from Lonza’s production of Product under this Agreement (except for income or personal property taxes payable by Lonza). To the extent not paid by Codiak, Codiak will indemnify and hold harmless the Lonza Parties from and against any and all penalties, fees, expenses and costs whatsoever in connection with the failure by Codiak to pay the Taxes. Lonza will not collect any sales and use taxes from Codiak in connection with the production of any Product hereunder if Codiak provides to Lonza the appropriate valid exemption certificates.
9.8
Interest. Any fee, charge or other payment due to Lonza by Codiak under this Agreement that is not paid within [***] after it is due will accrue interest on a daily basis at a rate of [***] per month (or the maximum legal interest rate allowed by applicable Law, if less) from and after such date.
9.9
Method of Payment. Except as otherwise set forth in Section 9.2, all payments to Lonza hereunder by Codiak will be in United States currency and will be by check, wire transfer, money order, or other method of payment approved by Lonza. Bank information for wire transfers is as follows:

Mailing address for wire transfer payments:

[***]

Please email remittance advice to: [***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

9.10
Cost Adjustments. The prices set forth in the Statement of Work attached hereto will be subjected to an automatic adjustment for annual inflation, after the first anniversary of the Effective Date, at the rates published according to the US Producer Price Index for Biological products, provided, however in no event shall adjustment result in an adjustment of the prices more than six percent as compared to the prior year. In addition to the foregoing, the price may be changed by Lonza, upon reasonable prior written notice to Codiak (providing reasonable detail in support thereof), and Codiak’s prior written approval (not to be unreasonably withheld, conditioned or delayed), to reflect any material change in an environmental or regulatory standard that substantially impacts Lonza’s cost and ability to manufacture Product; however, shall Codiak unreasonably withhold condition, or delay its approval, Lonza has the right to cease operations upon [***] written notice to Codiak.
10.
Confidential Information
1.5
General Confidentiality Obligations.
1.1.22
“Confidential Information” means all technical, scientific and other know-how and information, trade secrets, knowledge, technology, means, methods, processes, practices, formulas, instructions, skills, techniques, procedures, specifications, data, results and other material, pre-clinical and clinical trial results, manufacturing procedures, test procedures and purification and isolation techniques, and any tangible embodiments of any of the foregoing, and any scientific, manufacturing, marketing and business plans, any financial and personnel matters relating to a Party or its present or future products, sales, suppliers, customers, employees, investors or business, that has been disclosed by or on behalf of such Party or such Party’s Affiliates to the other Party or the other Party’s Affiliates either in connection with the discussions and negotiations pertaining to this Agreement or in the course of performing this Agreement. Without limiting the foregoing, the terms of this Agreement and a Party’s Background Intellectual Property, to the extent such Background Intellectual Property is not already published or publicly available, shall be deemed Confidential Information of such Party. In addition, information embodied in Codiak Materials is Codiak’s Confidential Information.
1.1.23
Each Party shall maintain the other Party’s Confidential Information in strict confidence. Unless otherwise permitted under this Agreement, neither Party shall disclose any Confidential Information of the other Party to any Third Party. Neither Party shall use the Confidential Information of the other Party for any purpose other than as required to perform its obligations or exercise its rights hereunder. Either Party may disclose the other Party’s Confidential Information to the receiving Party’s Affiliates and to its or their employees, agents, representatives, and permitted contractors, in each case, to the extent such disclosure is necessary solely for the purposes of this Agreement, provided, however, that prior to making any such disclosures, each such person or entity shall be bound by written agreement with confidentiality terms no less strict than the ones contained herein. Each Party agrees to take reasonable steps to ensure that the other Party’s Confidential Information shall be maintained in confidence, including such

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

steps as it takes to prevent the disclosure of its own proprietary and confidential information of like character. The foregoing obligations of confidentiality and non-use shall survive, and remain in effect for a period of seven (7) years from the expiration or termination of this Agreement.
10.1
Exclusions. The foregoing non-disclosure and non-use obligations in Section 10.1 shall not apply to any information to the extent that the receiving Party can establish by competent written proof that such information:
1.1.24
at the time of disclosure was publicly known;
1.1.25
became publicly known by publication or otherwise, except as a result of breach of this Agreement by such Party;
1.1.26
was in such Party’s possession free of any non-disclosure and non-use obligations to the disclosing Party at the time of the disclosure hereunder;
1.1.27
was received by such Party from a Third Party who had the lawful right to disclose such information and who does not owe any non-disclosure and non-use obligation to the disclosing Party with respect to such information; or
1.1.28
was independently developed by such Party (i.e., without reference to Confidential Information of the disclosing Party).

Notwithstanding the foregoing, (i) any Confidential Information shall not be deemed to be within the foregoing exceptions merely because such information is embraced by more general information in the public domain or in the possession of the receiving Party, and (ii) any combination of features shall not be deemed to be within the foregoing exceptions merely because individual features are in the public domain or in the possession of the receiving Party, but only if the combination itself and its principle of operation are in the public domain or in the possession of the receiving Party.

10.2
Permitted Disclosures.
1.1.29
If either Party is required to disclose any Confidential Information of the other Party, pursuant to applicable Law or an order or requirement issued by a duly constituted government authority, court or regulatory agency, or if strictly necessary to defend litigation (meaning that the defense would not be reasonably possible if the information were not disclosed), or to comply with the rules of the U.S. Securities and Exchange Commission (or relevant ex-U.S. counterpart) or any stock exchange or listing entity, then the receiving Party may do so; provided that the receiving Party shall (i) give advance written notice to the disclosing Party, (ii) make a reasonable effort to assist the disclosing Party (at the disclosing Party’s request and expense) to obtain a protective order requiring that the Confidential Information so disclosed be used only for the applicable purposes, but only if any such protective order is appropriate for the circumstances, and (iii) disclose the Confidential Information solely to the extent required.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.1.30
Either Party may use and disclose Confidential Information of the other Party under appropriate confidentiality provisions substantially equivalent to those in this Agreement (but of shorter duration if customary in the case of subclause (ii)) (i) in connection with the performance of its obligations or as reasonably necessary or useful in the exercise of its rights under this Agreement, including the right to grant licenses or sublicenses as permitted hereunder, or (ii) to actual or potential (sub)licensees, acquirers or assignees, collaborators, investment bankers, investors or lenders.
10.3
Terms of Agreement. The terms of this Agreement are the Confidential Information of both Parties. Without limiting Section 10.5, each Party shall be entitled to disclose the terms of this Agreement under legally binding obligations of confidence and limited use to: legal, financial and investment banking advisors; and potential and actual investors, acquirers and licensees or sublicensees doing diligence and counsel for the foregoing. In addition, if legally required, a copy of this Agreement may be filed by either Party with the SEC (or relevant ex-U.S. counterpart). In that case, the filing Party will, if requested by the other Party, diligently seek confidential treatment for terms of this Agreement for which confidential treatment is reasonably available, and shall provide the non-filing Party reasonable advance notice of the terms proposed for redactions and a reasonable opportunity to request that the filing Party make additional redactions to the extent confidential treatment is reasonably available under applicable Law.
1.6
Publicity. Neither Party will refer to, display or use the other’s name, trademarks or trade names confusingly similar thereto, alone or in conjunction with any other words or names, in any manner or connection whatsoever, including any publication, article, or any form of advertising or publicity, except with the prior written consent of the other Party or as otherwise set forth in Section 10.6.
1.7
Publications. Except for disclosures otherwise permitted in accordance with this Agreement, either Party wishing to make a publication or public presentation (including any result obtained under this Agreement) that contains the Confidential Information of the other Party may only do so with the prior written consent of the other Party. Without limiting the foregoing, either Party wishing to make a publication or public presentation that contains the results or data generated from a Collaboration Program or Confidential Information of the other Party will deliver to the other Party a copy of the proposed written publication or presentation at least [***] prior to submission for publication or presentation. The reviewing Party will have the right (a) to propose modifications to the publication or presentation for patent reasons, trade secret reasons or business reasons, and the publishing Party will remove all Confidential Information of the other Party if requested by the reviewing Party, or (b) to request a reasonable delay in publication or presentation in order to protect patentable information. If the reviewing Party requests a delay, the publishing Party will delay submission or presentation for a period of [***] (or such shorter period as may be mutually agreed by the Parties) to enable the non-publishing Party to file patent applications protecting such Party’s rights in such information.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

11.
Intellectual Property
11.1
Ownership.
11.1.1
Except as expressly otherwise provided herein and in the License and Collaboration Agreement, neither Party will, as a result of this Agreement, acquire any right, title, or interest in any Background Intellectual Property of the other Party.
11.1.2
Subject to Section 11.1.3, Codiak shall own all right, title, and interest in and to any and all Intellectual Property developed, conceived, invented, or made in the course of performing Services under this Agreement that is:
(i)
specifically related to the Product, or
(ii)
is an improvement of, or direct derivative of, any Codiak Materials, or Confidential Information or Background Intellectual Property of Codiak or any of its Affiliates (“Codiak New IP”).

Lonza hereby assigns to Codiak all of Lonza’s right, title and interest in and to such Codiak New IP. Lonza shall promptly disclose to Codiak in writing all Codiak New IP. Lonza shall execute, and shall cause its personnel as well as its Affiliates, or other contractors or agents and their personnel involved in the performance of this Agreement to execute, any documents reasonably required to confirm Codiak’s ownership of Codiak New IP, and any documents required to apply for, maintain and enforce any patent or other right in the Codiak New IP. If, as a result of any applicable Law, any Intellectual Property that would constitute Codiak New IP cannot be assigned to Codiak in accordance with the preceding sentence, Lonza hereby grants and shall cause its personnel as well as its Affiliates, or other contractors or agents and their personnel involved in the performance of this Agreement to grant, an exclusive, fully paid up, perpetual and irrevocable, sublicensable and transferrable license of their respective right, title and interest under such Intellectual Property to Codiak, subject to the license granted to Lonza in Section 11.2.1.

11.1.3
Subject to Section 11.1.2, and the license granted in Section 11.2.2, Lonza shall own all right, title and interest in “Lonza New IP”, which as used in this Agreement means any Intellectual Property developed, conceived, invented, or made in the course of performing Services by Lonza or its Affiliates under this Agreement to the extent that:
(i)
its use could reasonably be considered to be generally applicable to developing or manufacturing chemical or biological products or product components other than the Product, including generally applicable (a) intermediates thereof, (b) components and features of formulations thereof, (c) assays therefor, (d) production steps and processes therefor, and (e) improvements to any of the foregoing, or
(ii)
is an improvement of, or direct derivative of, any proprietary materials, Confidential Information or Background Intellectual Property of Lonza.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

For clarity, Lonza New IP shall not include any Codiak New IP. Codiak hereby assigns to Lonza all of Codiak’s right, title and interest in and to such Lonza New IP. Codiak shall promptly disclose to Lonza in writing all Lonza New IP. Codiak shall execute, and shall require its personnel as well as its Affiliates, or other contractors or agents and their personnel involved in the performance of this Agreement to execute, any documents reasonably required to confirm Lonza’s ownership of the Lonza New IP, and any documents required to apply for, maintain and enforce any patent or other right in the Lonza New IP. If, as a result of any applicable Law, any Intellectual Property that would constitute Lonza New IP cannot be assigned to Lonza in accordance with the preceding sentence, Codiak hereby grants and shall cause its personnel as well as its Affiliates, or other contractors or agents and their personnel involved in the performance of this Agreement to grant, an exclusive, fully paid up, perpetual and irrevocable, sublicensable and transferrable license of their respective right, title and interest under such Intellectual Property to Lonza, subject to the license granted to Lonza in Section 11.2.2.

11.2
License Grants.
11.2.1
Subject to the terms and conditions set forth herein, during the Term, Codiak hereby grants to Lonza a fully paid, non-exclusive license under any and all Codiak Background Intellectual Property and Codiak New IP, in each case, that is necessary for Lonza to perform its obligations under this Agreement for the sole and limited purpose of Lonza’s performance of its obligations under this Agreement, including the development of the Process and the manufacture of Product for Codiak.
11.2.2
Subject to the terms and conditions set forth herein, Lonza hereby grants to Codiak a non-exclusive, world-wide, fully paid-up, irrevocable, transferable license, including the right to grant sublicenses, under (i) the Lonza Background Intellectual Property and (ii) Lonza New IP, to use, offer to sell, sell, import or export the Product manufactured under this Agreement or otherwise perform its obligations under this Agreement.
11.3
Further Assurances. Each Party agrees to take all necessary and proper acts, and will cause its employees, Affiliates, contractors, and consultants to take such necessary and proper acts, to effectuate the ownership provisions set forth in this Article 11.
11.4
Prosecution of Patents.
11.4.1
Lonza will have the sole right and discretion to file, prosecute and maintain patent applications and patents claiming Lonza Inventions at Lonza’s expense. Codiak will cooperate with Lonza to file, prosecute and maintain patent applications and patents claiming Lonza Inventions, and will have the right to review and provide comments to Lonza relating to such patent applications and patents.
11.4.2
Codiak will have the sole right and discretion to file, prosecute and maintain patent applications and patents claiming Codiak Inventions at Codiak’s expense. Lonza will cooperate with Codiak to file, prosecute and maintain patent applications and

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

patents claiming Codiak New IP, and will have the right to review and provide comments to Codiak relating to such patent applications and patents.
11.5
Data Use. Notwithstanding the confidentiality provisions in Article 10 as they may relate to the use of Services Data, the Parties agree that all Services Data may be collected, aggregated, hosted, mined or otherwise stored and maintained by Lonza and its Affiliates, and permitted contractors. Both of Lonza and its Affiliates and Codiak and its Affiliates, may use said Services Data, in any manner that is not inconsistent with the Intellectual Property ownership and licensing terms set forth in this Article 11, for further research, development, commercialization of, and securing rights to, development, manufacturing and testing systems, platforms, and service offerings, provided that said data relating to the Product, to the extent permitted for external use under this Section 11.5, shall be anonymized when used externally by Lonza or any of its Affiliates.
11.6
Technology Transfer to Customer or Third Party Manufacturer. The transfer of the Process including any incorporated Lonza Inventions to either Codiak or any Third Party manufacturer, subject to Lonza’s prior written consent (not to be unreasonably withheld, conditioned or delayed, and which consent shall be deemed given for a transfer as a result of Codiak’s remedies under Section 5.4.2 or Section 6.3), for the manufacture of the Product shall occur only pursuant to terms governing such technology transfer in a separate technology transfer agreement. If the Parties are unable to agree to such terms, then Lonza shall be under no obligation to transfer any Lonza Inventions or Lonza Confidential Information incorporated into the Process to Codiak or any Third Party, except for any transfer as a result of Codiak’s remedies under Section 5.4.2 or Section 6.3.
12.
Representations and Warranties
12.1
By Codiak. Codiak hereby represents and warrants to Lonza that, as of the Effective Date, to the best of its knowledge, (i) it has the requisite intellectual property and legal rights related to the Codiak Development Materials and the Product to authorize the performance of Lonza’s obligations under this Agreement, and (ii) the performance of the Statement of Work and the use of Codiak Background Intellectual Property by Lonza for the manufacture of the Product as contemplated in this Agreement will not give rise to a potential cause of action by a Third Party against Lonza for infringement or another violation of intellectual property rights. Such representation and warranty will not apply to any production equipment supplied by Lonza.
12.2
By Lonza. Lonza hereby represents and warrants to Codiak that, as of the Effective Date, to the best of its knowledge, (i) it or its Affiliates have the requisite intellectual property rights and other legal rights, licenses, authorization or approvals, including in its equipment and Facility to be able to perform its obligations under this Agreement, and (ii) that Lonza’s or its Affiliates’ use of Lonza Background Intellectual Property, Lonza Operating Documents, its equipment and Facility, each, as contemplated in this Agreement will not give rise to a potential cause of action by a Third Party against Codiak for infringement or another violation of intellectual property rights.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

13.
Disclaimer; Limitation of Liability
13.1
Disclaimer. Except for the Express Warranties set forth in this Agreement, as applicable, neither Party makes any representations and grants no warranties, express or implied, either in fact or by operation of law, by statute or otherwise, with respect to the products, materials, and services provided under this Agreement, and each Party specifically disclaims any other warranties, whether written or oral, or express or implied, including any warranty of quality, merchantability or fitness for a particular use or purpose with respect to such products, materials, or services.
13.2
Disclaimer of Consequential Damages. Except for Breach by a Party of its Confidentiality Obligations set forth in Section 10, a Party’s indemnification obligations under Section 15, or gross negligence or intentional misconduct by a Party, in no event shall either Party be liable to the other or any of its Affiliates for any consequential, incidental, indirect, special, punitive or exemplary damages (including lost profits, business or goodwill) suffered or incurred by such other Party or its Affiliates in connection with this Agreement, even if advised of the possibility of such damages.
13.3
Limitation of Liability. Both Parties hereby agree that, except for breach by Lonza of its confidentiality obligations set forth in Section 10, or gross negligence or intentional misconduct by Lonza, to the fullest extent permitted by law, Lonza’s liability to Codiak, for any and all injuries, claims, losses, expenses, or damages, whatsoever, arising out of or in any way related to this Agreement from any cause or causes, including negligence, errors, omissions or strict liability, shall not exceed [***]. To the extent that this clause conflicts with any other clauses, this clause shall take precedence over such conflicting clause, provided that this clause shall not limit in any way the right of Codiak to receive the Pre-paid Manufacturing Time as contemplated under this Agreement and the Asset Purchase Agreement. If applicable law prevents enforcement of this clause, then this clause shall be deemed modified to provide the maximum limitation as is allowable under applicable law.
14.
Term and Termination
14.1
Term. The term of this Agreement will commence on the Effective Date and will continue until the earlier of (a) fifth (5th) anniversary of the First Product Approval or (b) the tenth (10th) anniversary of Lonza’s completion of the Prepaid Manufacturing Time (the “Term”), unless terminated prior to that time or extended by the Parties.
14.2
Termination for Material Breach. Either Party may terminate this Agreement, by written notice to the other Party, for any material breach of this Agreement by the other Party, if such breach is not cured within [***] after the breaching Party receives written notice of such breach from the non-breaching Party; provided, however, that if such breach is not capable of being cured within such [***] period and the breaching

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Party has commenced and diligently continued actions to cure such breach within such [***] period, except in the case of a payment default, the cure period shall be extended to [***], so long as the breaching Party is making diligent efforts to do so. Such termination shall be effective upon expiration of such cure period if such material breach has not been cured by the breaching Party within the cure period.
14.3
Termination By Lonza Without Cause. After the second anniversary of the Effective Date, Lonza may terminate this Agreement by providing written notice of termination no less than [***] in advance of the date of termination.
14.4
Termination by Insolvency. Either Party may terminate this Agreement upon notice to the other Party, upon (a) the dissolution, termination of existence, liquidation or business failure of the other Party; (b) the appointment of a custodian or receiver for the other Party who has not been terminated or dismissed within [***] of such appointment; (c) the institution by the other Party of any proceeding under national, federal or state bankruptcy, reorganization, receivership or other similar laws affecting the rights of creditors generally or the making by such Party of a composition or any assignment for the benefit of creditors under any national, federal or state bankruptcy, reorganization, receivership or other similar law affecting the rights of creditors generally, which proceeding is not dismissed within [***] of filing (collectively, “Insolvency”). All rights and licenses granted pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11 of the United States Code, licenses of rights of “intellectual property” as defined therein.
14.5
Effects of Termination.
14.5.1
Accrued Rights. Termination of this Agreement for any reason will be without prejudice to any rights that will have accrued to the benefit of a Party prior to such termination. Such termination will not relieve a Party of obligations that are expressly indicated to survive the termination of this Agreement. Without limitation of the foregoing, in the event of termination hereunder, Lonza shall be compensated for (i) Services rendered up to the date of termination, including in respect of any Product in-process; (ii) any applicable Cancellation Fees pursuant to Section 4.4; (iii) to the extent not covered in the preceding clause (ii), all documented and non-cancellable costs incurred or commitments through the date of termination, with respect to any Product or SOW that is subject to the termination, provided that Lonza shall use reasonable efforts to reallocate resources and materials to other products or projects not subject to the termination to reduce such costs.
14.5.2
Disposition of Remaining Codiak Property and Confidential Information. Upon termination or expiration of this Agreement, Lonza will store any Remaining Codiak Property as set forth in Section 7.2 and, at Codiak’s option, return or destroy any Codiak Confidential Information in the possession or control of Lonza. Likewise, Codiak will, at Lonza’s option, return or destroy any Lonza Confidential Information in the possession or control of Codiak. Notwithstanding the foregoing

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

provisions: (i) Lonza may retain and preserve, at its sole cost and expense, samples and standards of each Product following termination or expiration of this Agreement solely for use in determining Lonza’s rights and obligations hereunder; and (ii) each Party may retain a single copy of the other Party’s Confidential Information for documentation purposes only and which shall remain subject to the obligations of nonuse and confidentiality set forth in this Agreement.
14.5.3
Survival. Sections 1, 3.4, 4.4, 4.5, 4.7, 4.8, 4.9.5, 4.10, 6.1(only with respect to the audit right of Lonza), 7.2, 10, 11 (other than Section 11.2.1), 13, 14.5, 15, 16 and 17 of this Agreement together with any appendices referenced therein, will survive any expiration or termination of this Agreement.
15.
Indemnification
15.1
Indemnification of Codiak. Lonza will indemnify Codiak, its Affiliates, and their respective directors, officers, employees and agents, and defend and hold each of them harmless, from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) in connection with any and all liability suits, investigations, claims or demands (collectively, “Losses”) to the extent such Losses arise out of or result from any claim, lawsuit or other action or threat by a Third Party arising out of: (a) any breach by Lonza of this Agreement, (b) a claim that the manufacture of the Product and provision of the Services by or on behalf of Lonza or its Affiliates (including the use of any Lonza Background Intellectual Property or Confidential Information) infringes Intellectual Property of a Third Party, or (c) the gross negligence or willful misconduct on the part of one or more of the Lonza Parties in performing any activity contemplated by this Agreement, in each case ((a) to (c)), except for those Losses for which Codiak has an obligation to indemnify the Lonza Parties pursuant to Section 15.2, as to which Losses each Party will indemnify the other to the extent of their respective liability for the Losses.
15.2
Indemnification of Lonza. Codiak will indemnify Lonza and its Affiliates, and their respective directors, officers, employees and agents (the “Lonza Parties”), and defend and hold each of them harmless, from and against any and all Losses to the extent such Losses arise out of or result from any claim, lawsuit or other action or threat by a Third Party arising out of: (a) any breach by Codiak of this Agreement, (b) the use or sale of Product by Codiak or its Affiliates, except to the extent such Losses arise out of or result from a breach by Lonza of the Product Warranties, (c) the gross negligence or willful misconduct on the part of Codiak or its Affiliates in performing any activity contemplated by this Agreement, or (d) a claim that the use or practice by Lonza of any process, invention or other Intellectual Property supplied by Codiak to Lonza under this Agreement infringes Intellectual Property of a Third Party, in each case ((a) to (d)), except for those Losses for which Lonza has an obligation to indemnify Codiak pursuant to Section 15.1, as to which Losses each Party will indemnify the other to the extent of their respective liability for the Losses.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

15.3
Indemnification Procedure.
15.3.1
An “Indemnitor” means the indemnifying Party. An “Indemnitee” means the indemnified Party, its Affiliates, and their respective directors, officers, employees and agents.
15.3.2
An Indemnitee which intends to claim indemnification under Section 15.1 or Section 15.2 hereof shall promptly notify the Indemnitor in writing of any claim, lawsuit or other action in respect of which the Indemnitee, its Affiliates, or any of their respective directors, officers, employees and agents intend to claim such indemnification. The Indemnitee shall permit, and shall cause its Affiliates and their respective directors, officers, employees and agents to permit, the Indemnitor, at its discretion, to settle any such claim, lawsuit or other action and agrees to the complete control of such defense or settlement by the Indemnitor; provided, however, that in order for the Indemnitor to exercise such rights, such settlement shall not adversely affect the Indemnitee’s rights under this Agreement or impose any obligations on the Indemnitee in addition to those set forth herein. No such claim, lawsuit or other action shall be settled without the prior written consent of the Indemnitor and the Indemnitor shall not be responsible for any legal fees or other costs incurred other than as provided herein. The Indemnitee, its Affiliates and their respective directors, officers, employees and agents shall cooperate fully with the Indemnitor and its legal representatives in the investigation and defense of any claim, lawsuit or other action covered by this indemnification, all at the reasonable expense of the Indemnitor. The Indemnitee shall have the right, but not the obligation, to be represented by counsel of its own selection and expense.
15.4
Insurance. Codiak will maintain, at all times during the term of this Agreement and for [***] thereafter, a products liability insurance policy (the “Insurance Policy”), with a per occurrence limit of at least [***] and an aggregate limit of at least [***], and will provide a Certificate of Insurance to Lonza that the Insurance Policy has been endorsed to designate Lonza as an additional insured. Codiak will maintain the Insurance Policy with an insurance company having a minimum AM Best rating of A. Codiak will provide Lonza with at least [***] written notice prior to termination of such Insurance Policy.
16.
Additional Covenants
16.1
Non-Solicitation. During the term of this Agreement and for [***] thereafter, each of the Parties agrees not to seek to induce or solicit any employee of the other Party or its Affiliates to discontinue his or her employment with the other Party or its Affiliate in order to become an employee or an independent contractor of the soliciting Party or its Affiliate; provided, however, that neither Party shall be in violation of this Section 16.1 as a result of making a general solicitation for employees or independent contractors. For the avoidance of doubt, the publication of an advertisement shall not constitute solicitation or inducement.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

16.2
Compliance with Law. Each Party will, and will ensure that each of their Affiliates will, in performing activities under this Agreement, comply in all material respects with applicable Laws, including applicable anti-corruption laws. Each Party shall ensure that its and its applicable Affiliates’ employees, agents or permitted contractors performing activities under this Agreement are not debarred, disqualified or restricted by any applicable regulatory or other government authority, including the FDA pursuant to Section 306(a), (b)(1) and (b)(2) of the Federal Food, Drug, and Cosmetic Act (21 U.S.C. 225), or any other equivalent or successor statues, rules or regulations.
17.
Miscellaneous
17.1
Independent Contractors. Each of the Parties is an independent contractor and nothing herein contained shall be deemed to constitute the relationship of partners, joint venturers, nor of principal and agent between the Parties. Neither Party shall at any time enter into, incur, or hold itself out to Third Parties as having authority to enter into or incur, on behalf of the other Party, any commitment, expense, or liability whatsoever.
17.2
Force Majeure. Neither Party shall be in breach of this Agreement if there is any failure of performance under this Agreement (except for payment of any amounts due under this Agreement) occasioned by any reason beyond the control and without the fault or negligence of the Party affected thereby, including an act of God, fire, flood, act of government or state, war, civil commotion, insurrection, acts of terrorism, embargo, sabotage, a viral, bacterial or mycoplasmal contamination which causes a shutdown of the Facility, prevention from or hindrance in obtaining energy or other utilities, a shortage of raw materials or other necessary components, labor disputes of whatever nature, or any other reason beyond the control and without the fault or negligence of the Party affected thereby (a “Force Majeure Event”). Such excuse shall continue as long as the Force Majeure Event continues. Upon cessation of such Force Majeure Event, the affected Party shall promptly resume performance under this Agreement as soon as it is commercially reasonable for the Party to do so. Each Party agrees to give the other Party prompt written notice of the occurrence of any Force Majeure Event, the nature thereof, and the extent to which the affected Party will be unable to fully perform its obligations under this Agreement. Each Party further agrees to use commercially reasonable efforts to correct the Force Majeure Event as quickly as practicable (provided that in no event shall a Party be required to settle any labor dispute) and to give the other Party prompt written notice when it is again fully able to perform such obligations.
1.8
Notices. Any notice required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement and shall be deemed to have been sufficiently given for all purposes if mailed by first class certified or registered mail, postage prepaid, delivered by express delivery service or personally delivered, or by email followed by a mail delivered in accordance with this Section 17.3. Unless otherwise specified in writing, the mailing addresses of the Parties shall be as described below.

If to Lonza:

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

[***]

With a copy to:

[***]

If to Codiak:

[***]

Either Party may change its address for notice by giving notice thereof in the manner set forth in this Section 17.3.

1.9
Entire Agreement; Amendments. This Agreement, including the Appendices attached hereto and referenced herein, together with the Asset Purchase Agreement (including any ancillary agreements referenced therein), and the License and Collaboration Agreement, set forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties with respect to the subject matter hereof and supersedes and terminates all prior agreements and understandings between the Parties with respect to such subject matter. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by the respective authorized officers of the Parties.
1.10
Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, excluding its conflicts of laws principles.
1.11
Counterparts. This Agreement may be executed in one or more identical counterparts, each of which shall be deemed to be an original, and which collectively shall be deemed to be one and the same instrument. In addition, signatures may be exchanged by email.
1.12
Severability. If one or more of the provisions in this Agreement are deemed unenforceable by law, then such provision shall be deemed stricken from this Agreement and the remaining provisions shall continue in full force and effect.
1.13
Titles and Subtitles. All headings, titles and subtitles used in this Agreement (including any Appendix hereto) are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement (or any Appendix hereto).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.14
Exhibits. The exhibits and appendices are incorporated into this Agreement and shall be deemed a part hereof as if set forth herein in full. In the event of any conflict between the provisions of this Agreement and any such exhibit or appendix, the provisions of this Agreement shall control.
1.15
Assignment. This Agreement shall be binding upon the successors and assigns of the Parties and the name of a Party appearing herein shall be deemed to include the names of its successors and assigns. Neither Party may assign its interest under this Agreement without the prior written consent of the other Party, such consent not to be unreasonably withheld; provided, however, that either Party shall be entitled without the prior written consent of the other Party to assign this Agreement to an Affiliate or to any company to which the assigning Party may transfer all or substantially all of its assets or capital stock relating to the activities contemplated under this Agreement, whether through purchase, sale, merger, consolidation, change of control or otherwise; provided, further, however, if such assignee of Codiak (a) generates more than [***] of its global revenues from the performance of contract manufacturing activities, then any such assignment will be subject to the consent of Lonza (such consent not to be unreasonably withheld, conditioned or delayed) or (b) generates revenues from contract manufacturing activities, and such revenues are less than [***] of its global revenues, then the assignment will be subject to such assignee agreeing in writing with both Lonza and Codiak to segregate the activities hereunder from its contract manufacturing business and not use any Lonza Confidential Information in its contract manufacturing business. In the case of an assignment by a Party to its Affiliate, such Party, if it survives, shall remain jointly and severally liable for the performance of such delegated obligations under this Agreement. Any permitted assignment of this Agreement by either Party will be conditioned upon that Party’s permitted assignee agreeing in writing to comply with all the terms and conditions contained in this Agreement. Any purported assignment without a required consent shall be void. No assignment shall relieve any Party of responsibility for the performance of any obligation that accrued prior to the effective date of such assignment.
1.16
Waiver. Any delay in enforcing a Party’s rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party’s rights to the subsequent enforcement of its rights under this Agreement, excepting only as to an express written and signed waiver as to a particular matter for a particular period of time executed by an authorized officer of the waiving Party.
1.17
Dispute Resolution.
17.2.1
Except as otherwise provided under Section 5.3, either Party may refer any dispute in connection with this Agreement (“Dispute”) not resolved between the Parties to senior executives of the Parties (for Seller, its CEO or the CEO’s designee and for Buyer, its CEO or the CEO’s designee) for good-faith discussions over a period of not less than [***] (the “Senior Executives Discussions”). Each Party will make its executives reasonably available for such discussions.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

17.2.2
If the Parties are unable to resolve the Dispute through the Senior Executives Discussions within such [***], then either Party may, as the sole and exclusive means for resolving Disputes under this Agreement, proceed to demand confidential arbitration by written notice to the other Party and making a filing with the AAA in accordance with Section 17.12.3. For clarity, each Party hereby acknowledges that both the fact of and the nature of a Dispute is the Confidential Information of both Parties, and any disclosure of the fact of or the nature of such a Dispute (other than as contemplated by Section 17.12.3 below) would be highly damaging to the non-disclosing Party.
17.2.3
Any Dispute referred for arbitration shall be finally resolved by binding arbitration in accordance with the most applicable rules of the American Arbitration Association (“AAA”) and judgment on the arbitration award may be entered in any court having competent jurisdiction.
17.2.4
The arbitration shall be conducted by a panel of three (3) experts experienced in the business of biopharmaceuticals. If the issues in any dispute, controversy or claim involve scientific, technical or commercial matters, then any arbitrator chosen under this Agreement shall have educational training or industry experience sufficient to demonstrate a reasonable level of relevant scientific, technical and commercial knowledge as applied to the pharmaceutical industry. If the issues in any dispute, controversy or claim involve Intellectual Property matters, then all of the arbitrators shall be licensed patent attorneys in good standing and admitted to practice before the U.S. Patent and Trademark Office. Within [***] after a Party demands arbitration, each Party shall select one person to act as arbitrator, and the two Party-selected arbitrators shall select a third arbitrator within [***] after their own appointment. If the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator, then the third arbitrator shall be appointed by the AAA. The place of arbitration shall be New York, New York. All proceedings and communications as part of the arbitration shall be in English. Following selection of the third arbitrator, the arbitrators shall complete the arbitration proceedings and render an award within [***] after the last arbitrator is appointed.
17.2.5
Each Party shall bear its own costs and expenses and attorneys’ fees and an equal share of the arbitrators’ fees and any administrative fees or arbitration, unless in each case the arbitrators agree otherwise, which they are hereby empowered, authorized and instructed to do if they determine that to be fair and appropriate.
17.2.6
Except to the extent necessary to confirm an award or as may be required by law, regulation, or the requirement of any exchange on which a Party’s shares are traded, neither Party shall disclose the existence, content or results of an arbitration under this Agreement without the prior written consent of the other Party.
17.2.7
In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the subject matter of the Dispute would be barred by the applicable statute of limitations under Massachusetts law.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.18
Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each Party agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.
17.2.8
EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) FOR EQUITABLE RELIEF BROUGHT IN ACCORDANCE WITH THIS SECTION 17.13.
1.19
No Third Party Rights. This Agreement is not intended, and shall not be construed, to create any rights in any parties other than Lonza and Codiak, their respective successors and permitted assigns and their respective Indemnitees, and no other person or entity shall assert any rights as third party beneficiary hereunder.
1.20
Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.
1.21
Interpretation. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Unless otherwise specifically provided herein, references to “day,” “month,” “quarter,” and “year” means “calendar day,” “calendar month,” “calendar quarter,” and “calendar year” respectively. The words “included,” “includes” or “including” (or any other tense or variation of the word “include”) in this Agreement shall be deemed to be followed by the words “without limitation.” The use of the term “or” means “and/or.” The use of the term “ordinary course of business” shall in all cases herein mean “ordinary course of business consistent in an amount and frequency with past practices.” When reference is made in this Agreement to an Article, Section, schedule or exhibit, such reference shall be to an Article, Section, schedule or exhibit of this Agreement unless otherwise indicated. The words “hereof,” and “hereunder” and words of similar

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement.
1.22
No Presumption Against Drafter. For purposes of this Agreement, Codiak hereby waives any rule of construction that requires that ambiguities in this Agreement (including any Appendix hereto) be construed against the drafter.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date last signed by the parties hereto.

CODIAK BIOSCIENCES, INC.

November 12, 2021 By: /s/ Douglas E. Williams

Date Name: Douglas E. Williams

Title: CEO

LONZA ROCKLAND, INC.

November 13, 2021 By: /s/ Alberto Santagostino

Date Name: Alberto Santagostino

Title: SVP, Head of Cell and

Gene Technologies Business Unit

Signature Page to Manufacturing Services Agreement

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

APPENDIX A

STATEMENT OF WORK

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

APPENDIX B

Codiak’s Preexisting Contractual Obligations

[***]

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.